Calculation of Filing Fee Tables
S-3
Merchants Bancorp
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock	457(o)
		Equity	Preferred Stock	457(o)
		Equity	Depositary Shares	457(o)
		Other	Purchase Contracts	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 475,700,000.00	0.0001531	$ 72,829.67
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	2	Other	Unallocated (Universal) Shelf	415(a)(6)			$ 24,300,000.00			S-3	333-266672	08/17/2022	$ 1,576.83
			Total Offering Amounts:				$ 500,000,000.00		$ 72,829.67
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 72,829.67
Offering Note
[1]	We are registering hereunder such indeterminate number of each identified class of securities up to a proposed aggregate offering price of $500,000,000, which may be offered by us from time to time in unspecified numbers and at indeterminate prices, and as may be issued upon conversion, exercise, redemption, repurchase or exchange of any securities registered hereunder, including any applicable anti-dilution provisions. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $500,000,000, less the aggregate dollar amount of all securities previously issued hereunder. In addition, pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

[2]	Calculated pursuant to Rule 457(o) under the Securities Act, based on the proposed maximum aggregate offering price. The $500,000,000 of securities registered hereunder includes $24,300,000 of securities (the "Unsold Securities") registered pursuant to Registration Statement No. 333-266672 we initially filed on August 8, 2022 and that was declared effective on August 17, 2022 (the "Prior Registration Statement"). The registrant sold an aggregate of $475,700,000 of such securities under the Prior Registration Statement, leaving the balance of $24,300,000 of Unsold Securities, in respect of which the registrant paid an aggregate registration fee of $32,445 (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). Accordingly, the amount of the registration fee being paid herewith ($72,829.67) relates to the additional aggregate principal amount of $475,700,000 of our securities being registered hereunder. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.